Varsity Group Inc. to Present at the Sidoti & Company, LLC 9th Annual Emerging Growth Institutional Investor Forum

WASHINGTON, DC -- 04/06/2005 -- Varsity Group Inc. (NASDAQ: VSTY), a leading provider of online bookstore solutions for educational institutions, announced today that its chairman and chief executive officer, Eric Kuhn, will present at the 9th Annual Sidoti & Company, LLC Emerging Growth Institutional Investor Forum on Thursday, April 7, 2005 at 11:00am EST. The conference will be held at the Grand Hyatt Hotel in New York City.

Varsity Group's presentation will include a review of the Company's business strategy, recent growth and financial results. The presentation materials will be available via the Company's website , www.Varsity-Group.com.

ABOUT VARSITY GROUP INC.

Varsity Group Inc. is a leading provider of online bookstore solutions for educational institutions. Founded in 1997 as VarsityBooks.com, the Company pioneered selling new college textbooks over the Internet. Building on its textbook expertise, Varsity Group offers educational institutions the opportunity to outsource textbook procurement operations by utilizing eduPartners, its e-commerce solution for schools. Varsity Group's network of private middle and high schools, small colleges and distance learning organizations that are members of its eduPartners program is more than 315 institutions nationwide.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Varsity Group's business that are not historical facts are "Forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

Contact:
Jack Benson
Chief Financial Officer
jack.benson@varsity-group.com
202-349-1212